As filed with the Securities and Exchange Commission on May 8, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        STEWARDSHIP FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                   NEW JERSEY
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-3351447
                      (I.R.S. Employer Identification No.)

630 GODWIN AVENUE, MIDLAND PARK, NEW JERSEY                              07432
-------------------------------------------                            ---------
(Address of Principal Executive Offices)                              (Zip Code)

                        STEWARDSHIP FINANCIAL CORPORATION
                2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                              PAUL VAN OSTENBRIDGE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                630 GODWIN AVENUE
                             MIDLAND PARK, NJ 07432
                                 (201) 444-7100
  (Name, address, telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
                                  Maximum       Maximum
   Title of                       Offering     Aggregate
Securities to    Amount to be     Price per     Offering            Amount of
be Registered     Registered      Share (2)      Price          Registration Fee
-------------    ------------     ---------    -----------      ----------------
Common Stock
no par value      63,000 (1)       $15.83      $997,290               $91.75

(1) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, and based on the price at which the options may be exercised (the exercise price is determined on the date of grant; of the 63,000 options available for grant, 52,500 options were granted as of May 8, 2001 at an exercise of $15.83 per share, which number of options and exercise price are adjusted for the 5% stock dividend paid November, 2001.)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The Following documents are hereby incorporated by reference in this Registration Statement:

     (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001; and

     (b) the "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-B, as filed with the Securities and Exchange Commission on December 10, 1996.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorported by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Registrant's Certificate of Incorporation requires the Registrant to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Registrant as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act.

     The Registrant's Certificate of Incorporation also provides that the Registrant may purchase and maintain insurance on behalf of any person or persons enumerated in Article VII thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Registrant would have the power to indemnify them against such liability under the provisions of this article.

     With respect to possible indemnification of officers, directors, employees and agents of the Registrant for liabilities arising under the Securities Act, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed with this Registration Statement:

        Exhibit Number       Description of Exhibit
        --------------       ----------------------

             4(a) Provisions of the Certificate of Incorporation of the Registrant, that define the rights of the security holders of the Registrant (incorporated by reference to Exhibit 3(i) to Registration Statement No. 000-21855 on Form 8-B).

             4(b) 2001 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit B to Registrant's Definitive Proxy Statement (Schedule 14A) for the 2001 Annual Meeting of Shareholders).

             5(a) Opinion of McCarter & English, as to the legality of the securities to be issued.

             23(a) Consent of McCarter & English is included in the opinion.

             23(b)           Consent of Independent Accountants.

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the 4 estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland Park, New Jersey, on May 6, 2002.



                                      By: /s/ PAUL VAN OSTENBRIDGE
                                          -------------------------------------
                                          Paul Van Ostenbridge,
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                          Title                                  Date
----                          -----                                  ----

/s/ PAUL VAN OSTENBRIDGE      President, Chief Executive             May 6, 2002
------------------------      Officer and Director
Paul Van Ostenbridge


/s/ JULIE E. HOLLAND          Principal Financial Officer and        May 6, 2002
--------------------          Principal Accounting Officer
Julie E. Holland


/s/ WILLIAM M. ALMROTH
--------------------------    Director                               May 6, 2002
William M. Almroth


/s/ HAROLD DYER
--------------------------    Director                               May 6, 2002
Harold Dyer


/s/ WILLIAM C. HANSE
--------------------------    Director                               May 6, 2002
William C. Hanse


/s/ MARGO LANE
--------------------------    Director                               May 6, 2002
Margo Lane


/s/ ARIE LEEGWATER            Chairman of the Board                  May 6, 2002
--------------------------    and Director
Arie Leegwater


/s/ JOHN L. STEEN             Vice Chairman of the Board             May 6, 2002
--------------------------    and Director
John L. Steen


/s/ ROBERT J. TURNER
--------------------------    Director                               May 6, 2002
Robert J. Turner


/s/ WILLIAM J. VANDER EEMS
--------------------------    Director                               May 6, 2002
William J. Vander Eems


/s/ ABE VAN WINGERDEN
--------------------------    Director                               May 6, 2002
Abe Van Wingerden

               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8

                                       Of

                        STEWARDSHIP FINANCIAL CORPORATION

EXHIBIT NO.                                 NAME OF DOCUMENT
-----------                                 ----------------

 4(a) Provisions of the Certificate of Incorporation of the Registrant, that define the rights of the security holders of the Registrant (incorporated by reference to Exhibit 3(i) to Registration Statement No. 000-21855 on Form 8-B).

 4(b) 2001 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit B to Registrant's Definitive Proxy Statement (Schedule 14A) for the 2001 Annual Meeting of Shareholders).

 5(a) Opinion of McCarter & English, as to the legality of the securities to be issued.


23(a) Consent of McCarter & English (included in the opinion filed as Exhibit 5(a) hereto).


23(b)           Consent of Independent Accountants.